UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2007
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                    (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
In March 2008, we sold our hauling and material recovery operations and a construction and demolition landfill site in the Jacksonville, Florida market, to an independent third party. The proceeds from this sale approximated $56.7 million of cash, including working capital. Should the construction and demolition landfill site not obtain certain permits relating to an expansion of at least 2.4 million cubic yards by the fourth anniversary of the closing, we shall refund to the buyer $10.0 million of purchase price and receive title to the expansion property free and clear of all liens. Accordingly, we have deferred this portion of the proceeds, net of our $3.0 million cost basis. Should these permits be obtained, we will recognize an additional gain on sale of $7.0 million. Should the property be returned to us, we will record the property at the lower of its cost or current fair market value on the date it is returned. Simultaneously with the closing of the sale transaction we entered into an operating lease with the buyer for certain land and buildings used in the Jacksonville, Florida operations, for a term of five years at $0.5 million per year. Commencing in April 2009, the lessee has the option to purchase the leased assets at a purchase price of $6.0 million. The sale of the Jacksonville, Florida operations met the assets held for sale and discontinued operations criteria, and, accordingly, was reclassified by the Company to discontinued operations for all periods.
The Company is filing this Current Report on Form 8-K for the purpose of providing audited consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, to reflect the discontinued operations reclassification noted above. The Company is also providing the following relating to these audited financial statements: Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements. With this filing, the Company is making available information that would not have otherwise been disclosed until filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
The Company has not otherwise updated its financial statements for activities or events occurring after the date this information was presented in its Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 11, 2008 (“2007 Form 10-K”). Unaffected items in the Company’s 2007 Form 10-K have not been repeated in this Current Report on Form 8-K. The Company reported its financial results with the Jacksonville, Florida operations reclassified to discontinued operations for the three months ended March 31, 2008, the three and six months ended June 30, 2008 and the three and nine months ended September 30, 2008 in its Quarterly Reports on Form 10-Q which were filed with the Securities and Exchange Commission on April 24, 2008, July 25, 2008 and October 23, 2008 respectively.
Unless otherwise indicated the exhibits previously filed with our 2007 Form 10-K are not re-filed herewith.
The filing of this Form 8-K shall not be deemed an admission that our 2007 Form 10-K, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)          Exhibits.

23.1	Consent of BDO Seidman, LLP.

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Consolidated Financial Statements of Waste Services, Inc. as of December 31, 2007 and December 31, 2006, and for each of the three years ended December 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: October 27, 2008

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